UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2015

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction

of Incorporation)

1-1169	34-0577130
(Commission File Number)	(IRS Employer Identification No.)

4500 Mt. Pleasant St. N.W., North Canton, Ohio 44720-5450

(Address of Principal Executive Offices) (Zip Code)

(234) 262-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The Timken Company (the “Company”) issued a press release on August 3, 2015 announcing that it has entered into a definitive agreement to acquire the Carlstar belts business. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Also on August 3, 2015, the Company posted investor slides on its website, www.timken.com, in connection with the transaction. A copy of the investor slides is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by this reference.

This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

As described in Item 7.01 above, the Company has entered into an equity purchase agreement with The Carlstar Group LLC to acquire the Carlstar belts business from American Industrial Partners for $220 million. The transaction, expected to close in the third quarter of 2015, is subject to customary government and regulatory approvals as well as other customary closing conditions and will be funded with a combination of cash and debt.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of The Timken Company dated August 3, 2015.

99.2	Investor Slides dated August 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:	/s/ William R. Burkhart
William R. Burkhart
Executive Vice President, General Counsel and Secretary

Date: August 3, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of The Timken Company dated August 3, 2015.

99.2	Investor Slides dated August 3, 2015.